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                             AGREEMENT AND PLAN OF MERGER

                                     ------------


                                     DATED AS OF

                                     MAY 14, 1997

                                     ------------

                                     BY AND AMONG


                              UNITED CRAFT BREWERS, INC.

                                         AND

                           NOR'WESTER BREWING COMPANY, INC.
                                  AVIATOR ALES, INC.
                                  BAYHAWK ALES, INC.
                              MILE HIGH BREWING COMPANY
                WILLAMETTE VALLEY, INC. MICROBREWERIES ACROSS AMERICA



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                             AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of May 14, 1997 (this "Agreement"), by and among United Craft Brewers, Inc., a Delaware corporation ("UCB"), Nor'Wester Brewing Company, Inc., an Oregon corporation ("Nor'Wester"), Aviator Ales, Inc., a Delaware corporation ("Aviator"), Bayhawk Ales, Inc., a Delaware corporation ("Bayhawk), Mile High Brewing Company, a Delaware corporation ("Mile High"), and Willamette Valley, Inc. Microbreweries Across America, an Oregon corporation ("WVI") (collectively, Nor'Wester, Aviator, Bayhawk, Mile High and WVI are the "Constituent Corporations").

                                      RECITALS:

     A. The Constituent Corporations, James W. Bernau ("Bernau"), and United Breweries of America, Inc., a Delaware corporation ("UBA") entered into an Investment Agreement dated January 30, 1997, as amended (the "Investment Agreement"), pursuant to which the parties agreed upon the terms and conditions of (i) the formation of UCB, (ii) the purchase of 1,047,619 shares of UCB Common Stock by UBA, (iii) a series of bridge loans in the aggregate amount of $2,750,000 from UBA to Nor'Wester, (iv) the transfer of 83,109 shares of UCB Common Stock by Bernau to UBA, and (v) the transfer of 174,912 of UCB Common Stock by Bernau to UCB for cancellation, (vi) the consolidation of the Constituent Corporations whereby each Constituent Corporation shall become a wholly-owned subsidiary of UCB, except for WVI which shall cease to exist upon its merger with and into UCB.

     B. Pursuant to the Investment Agreement, UBA has agreed to form UCB and to cause UCB to take all action necessary to properly form, and to properly form as UCB's wholly owned subsidiaries Nor'Wester Acquistion Sub, Inc. ("Sub1"); Aviator Acquisition Sub, Inc. ("Sub2"); Bayhawk Acquisition Sub, Inc. ("Sub3"); and Mile High Acquisition Sub, Inc. ("Sub4") (collectively the "UCB Acquisition Subsidiaries").

     C. The respective Boards of Directors of UCB and the Constituent Corporations have each determined that it is in the best interest of their respective corporations and their stockholders for the UCB Acquisition Subsidiaries to merge with and into Nor'Wester, Aviator, Bayhawk and Mile High, respectively, and for WVI to merge with and into UCB (each a "Merger," and collectively, the "Consolidation"), pursuant to which each issued and outstanding share of Common Stock of Nor'Wester, Aviator, Bayhawk, Mile High, and WVI (except for shares of Aviator Common Stock, Bayhawk Common Stock, and Mile High Common Stock owned by WVI, which shares shall be extinguished and in exchange for which no UCB Common Stock or other consideration shall be paid) will be converted into the number of shares of the Common Stock, par value $.001 per share, of UCB ("UCB Common Stock") determined in accordance with the exchange ratios described in Section 3.1(a) of this Agreement (the "Exchange Ratios").

     D. The Board of Directors of UCB have approved and adopted the Investment Agreement, this Agreement, the Mergers, the Consolidation, and the issuance of UCB

Common Stock in connection herewith and agreed to cause the UCB Acquisition Subsidiaries to take all action to be taken by the UCB Acquisition Subsidiaries, and each of them, under this Agreement.

     E. The respective Boards of Directors of the Constituent Corporations have approved and adopted the Investment Agreement, this Agreement, the Mergers and the Consolidation, and have resolved to recommend that their respective stockholders approve this Agreement, the Mergers, and the Consolidation.

     F. For federal income tax purposes, it is intended that the Mergers and the Consolidation shall qualify as a reorganization within the meaning of
Section 368(a) or, alternatively, as a transaction qualifying for non-recognition under Section 351 of the Internal Revenue Code of 1986 (the "Code"), as amended.

     NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereby agree as follows:


                                      ARTICLE 1

                                  THE CONSOLIDATION

     1.1 THE MERGERS. At the Effective Time and subject to and upon the terms and conditions of this Agreement, (i) Sub1 shall be merged with and into Nor'Wester, (ii) Sub2 shall be merged with and into Aviator, (iii) Sub3 shall be merged with and into Bayhawk, (iv) Sub4 shall be merged with and into Mile High, and (v) WVI shall be merged with and into UCB, all in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and, in the cases of the merger of Sub1 with and into Nor'Wester and the merger of WVI with and into UCB, in accordance with the Oregon Business Corporation Act (the "OBCA"). Following the Mergers, UCB, Nor'Wester, Aviator, Bayhawk, and Mile High shall continue as the surviving corporations under their current names (the "Surviving Corporations") and the separate corporate existence of each of the UCB Acquisition Subsidiaries and WVI shall cease.

     1.2 EFFECTIVE TIME. Each Merger with respect to a particular Constituent Corporation shall become effective on the date and at the time (the "Effective Time") that the certificate of merger (the "Certificate of Merger"), which shall be filed with the Secretary of State of the state of Delaware (the "Delaware Secretary") and, with respect to the merger of Nor'Wester with and into Merger Sub1, the articles of merger (the "Articles of Merger"), which shall be filed with the Secretary of State of the state of Oregon (the "Oregon Secretary"), and with respect to the Merger of WVI with and into UCB the Articles of Merger and the Certificate of Merger, which shall be filed with the Oregon Secretary and the Delaware Secretary, respectively, are filed with the Delaware Secretary and the Oregon Secretary, as applicable, in each case on the Closing Date.

     1.3 CLOSING. Subject to the fulfillment or waiver of the conditions set forth in Article 6, the closing of the Mergers and the Consolidation (the "Closing") shall take place (a) at the offices of Orrick, Herrington & Sutcliffe, LLP, Old Federal Reserve Bank Building, 400 Sansome Street, San Francisco, California, 94111, at 9:30 a.m. within five (5) business days following the last meeting of stockholders of the Constituent Corporations at which approval of the Mergers and the Consolidation is duly obtained, or (b) at such other place and/or time and/or on such other date as the parties may mutually determine.

     1.4 ACTION BY UCB ACQUISITION SUBSIDIARIES. UCB shall form the UCB Acquisition Subsidiaries as its wholly owned subsidiaries and thereafter shall cause the UCB Acquisition Subsidiaries to take all action to be taken by the UCB Acquisition Subsidiaries, and each of them, under this Agreement.


                                      ARTICLE 2

                                 TERMS OF THE MERGERS

     2.1 EFFECTS OF THE MERGERS. The separate corporate existence of UCB, Nor'Wester, Aviator, Bayhawk, and Mile High, with all their respective purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Mergers. At the Effective Time, the separate corporate existence of the UCB Acquisition Subsidiaries and WVI shall cease, and the Surviving Corporations shall succeed to all the properties and assets of the Constituent Corporations and to all debts, choses in action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all the debts, liabilities and duties of the Constituent Corporations with the effects provided by the applicable provisions of the DGCL and the OBCA.

     2.2  ARTICLES OF INCORPORATION AND BYLAWS.

          (a) The respective Articles of Incorporation or Certificate of Incorporation, as applicable, of UCB, Nor'Wester, Aviator, Bayhawk and Mile High in effect immediately prior to the Effective Time shall be the Articles of Incorporation or Certificate of Incorporation of the Surviving Corporations until amended in accordance with the provisions of the DGCL or the OBCA, as applicable.

          (b) The respective Bylaws of UCB, Nor'Wester, Aviator, Bayhawk and Mile High as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporations until duly amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporations and such Bylaws.

     2.3 DIRECTORS. The initial directors of Sub1, Sub2, Sub3, and Sub4 immediately prior to the Effective Time shall be the Directors of Nor'Wester, Aviator, Bayhawk, and Mile High, respectively, from and after the Effective Time and shall hold office in accordance with the Articles of Incorporation and Bylaws of the respective Surviving Subsidiary, from the Effective Time until their respective successors are duly elected or appointed and qualified. From and after the Effective Time, the Board of Directors of UCB shall consist of those members as are determined in accordance with Section 6.1(k) of the Investment Agreement.

     2.4 OFFICERS. The respective officers of Nor'Wester, Aviator, Bayhawk, Mile High, and WVI shall resign immediately prior to the Effective Time and the initial officers of each of the Surviving Corporations shall be appointed by the initial directors of each of the Surviving Corporations and shall hold office in accordance with the Articles of Incorporation and Bylaws of the respective Surviving Corporation from the Effective Time until their respective successors are duly elected or appointed and qualified.


                                      ARTICLE 3

                         MERGER CONSIDERATION; CONVERSION OR
                         CANCELLATION OF SHARES IN THE MERGER

     3.1  MANNER OF CONVERTING SHARES.  Except as provided in Section 3.2 and
Section 3.3 of this Agreement, as of the Effective Time, by virtue of the Mergers and without any action on the part of the holders of any shares of Common Stock of the Constituent Corporations (the "Constituent Corporation Stock") or the holders of any shares of Common Stock of the UCB Acquisition Subsidiaries (the "Acquisition Subsidiary Stock") or the holders of UCB Common
Stock:

          (a) Each share of Constituent Corporation Stock outstanding immediately prior to the Effective Time (other than (i) Constituent Corporation Stock held by WVI and (ii) Constituent Corporation Stock as to which dissenters' rights, if available, shall have been exercised) shall be converted at the Effective Time into the right to receive from UCB that number of fully-paid, validly issued and non-assessable shares of UCB Common Stock in accordance with the respective Exchange Ratios as set forth below:

               Nor'Wester...................0.3333333 shares
               WVI..........................0.0785714 shares
               Aviator......................0.0523809 shares
               Bayhawk......................0.0785714 shares
               Mile High....................0.0523809 shares

          (b) Each share of Acquisition Subsidiary Stock of Sub1, Sub2, Sub3, and Sub4 outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock of Nor'Wester, Aviator, Bayhawk, and Mile High, respectively.

          (c) Except as provided in Section 3.3 of this Agreement, as of and after the Effective Time, no holder of any Constituent Corporation Stock shall have any rights as a holder of Constituent Corporation Stock, other than to receive the consideration specified in this Section 3.1, as adjusted for any fractional shares as provided in Section 3.5.

          (d) If, prior to the Effective Time, UCB should split or combine the UCB Common Stock, or pay a stock dividend or other stock distribution in UCB Common Stock, or otherwise change the UCB Common Stock into any other securities, or make any other dividend or distribution with respect to the UCB Common Stock, then the Exchange Ratios shall be approximately adjusted to reflect such split, combination, dividend, or other distribution or change.

     3.2 CANCELLATION OF STOCK. At the Effective Time, all shares of Constituent Corporation Stock that are owned directly or indirectly by WVI shall be cancelled without any consideration being payable therefore.

     3.3 SHARES OF DISSENTING STOCKHOLDERS. Any shares of Constituent Corporation Stock outstanding immediately prior to the Effective Time and held by persons who are entitled under applicable law to exercise, and who have duly exercised, their rights of appraisal with respect to any Merger ("Dissenting Stockholders") shall not be converted as described in Section 3.1 of this Agreement but shall become the right to receive the consideration as may be determined to be due to such Dissenting Stockholders pursuant to the DGCL or the OBCA, as applicable. Provided, however, that Constituent Corporation Stock outstanding immediately prior to the Effective Time and outstanding at the Effective Time held by any Dissenting Stockholder who shall, after the Effective Time, withdraw his demand for appraisal or otherwise lose his right of appraisal as provided in the applicable laws, shall be deemed to be converted into the right to receive the consideration set forth in Section 3.1.

     3.4  EXCHANGE OF CERTIFICATES.

          (a) At the Effective Time, UCB shall make available to itself, or any other entity appointed by UCB as a registrar, transfer agent and/or exchange agent (the "Exchange Agent") the shares of UCB Common Stock issuable in accordance with Section 3.1 of this Agreement; and, if applicable, pay to the Exchange Agent any cash UCB is required to pay for fractional shares pursuant to
Section 3.5 of this Agreement (the "Exchange Fund"). Any shares of UCB Common Stock or cash in the Exchange Fund and held by the Exchange Agent six months after the Effective Time shall be returned to UCB no later than the fifth business day after such sixth month anniversary. Thereafter, any holders of Constituent Corporation Stock who have not complied with this Section shall look only to UCB to receive the consideration set forth herein with respect to their shares of Constituent Corporation Stock without interest thereon.

          (b) The Exchange Agent shall make the payments provided for in this Agreement out of the Exchange Fund, if applicable. The Exchange Fund shall be used only for the purposes provided in this Agreement.

          (c) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of an outstanding certificate or certificate which immediately prior to the Effective Time represented shares of Constituent Corporation Stock (the "Certificates"), a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of UCB Common Stock and the cash in lieu of fractional shares, if any, into which the shares of Constituent Corporation Stock represented by such Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefore, as applicable, (i) a certificate representing that number of whole shares of UCB Common Stock as computed in accordance with Section 3.1 of this Agreement and (ii) a check representing the amount of cash in lieu of fractional shares, if any, that such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 3, and the Certificate so surrendered shall be cancelled.

          (d) No dividends or other distributions declared or made after the Effective Time on the UCB Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder of record of such Certificate shall surrender such Certificate. Provided, however, that upon surrender of a Certificate, but subject to the effect, if any, of applicable escheat and other laws, there shall be paid to the holder of such Certificate, without interest, the amount of dividends or distributions, if any, which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of UCB Common Stock represented by the Certificate(s) issued upon such surrender.

          (e) All UCB Common Stock delivered upon the surrender for exchange of Constituent Corporation Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Constituent Corporation Stock. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Constituent Corporations of the Constituent Corporation Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for any reason, they shall be canceled and exchanged as provided in this Section 3.4(e).

     3.5 FRACTIONAL SHARES. No certificate or scrip representing fractional shares of UCB Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to enjoy any other rights of a stockholder of UCB. In lieu thereof, each holder of Constituent Corporation Stock who would otherwise be entitled to a fraction of a share of UCB Common Stock (after aggregating all fractional shares of UCB Common Stock to be received by such holder) shall receive from UCB an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction multiplied by (ii) $5.25.

     3.6  CONSTITUENT CORPORATION STOCK OPTION PLANS.

          (a) Prior to the Effective Time, UCB shall take such action as may be necessary to cause each unexpired and unexercised option to purchase shares of Constituent Corporation Stock (each a "Constituent Corporation Option") under the respective stock incentive or stock option plans of the Constituent Corporations (the "Option Plans") which is not exercised or does not by its terms terminate at or prior to the Effective Time, to be automatically converted at the Effective Time into an option (a "UCB Option") to purchase a number of shares of UCB Common Stock equal to the number of shares of Stock that could have been purchased under the Constituent Corporation Option multiplied by the applicable Exchange Ratio (rounded downward to the nearest whole share), at a price per share of UCB Common Stock equal to the option exercise price determined pursuant to the Constituent Corporation Option divided by the applicable Exchange Ratio (rounded upward to the nearest whole cent). Each such UCB Option shall otherwise be subject to the same terms and conditions as the Constituent Corporation Option; provided, however, that there shall be no accelerated exercisability of any Constituent Corporation Option solely as a result of the Mergers. At the Effective Time, all references in the stock option agreements to any of the Constituent Corporations shall be deemed to refer to UCB. UCB shall (i) assume all of the Constituent Corporations' obligations with respect to UCB Options as so amended, (ii) reserve for issuance the number of shares of UCB Common Stock that will become subject to UCB Options pursuant to this Section 3.6, (iii) from and after the Effective Time, upon exercise of the UCB Options, make available for issuance all shares of UCB Common Stock covered thereby, and (iv) promptly after the Effective Time, issue to each holder of an outstanding Constituent Corporation Option a document evidencing the foregoing assumption by UCB.

          (b) It is the intention of the parties that the UCB Options assumed by UCB qualify following the Effective Time of the Mergers as incentive stock options as defined in Section 422 of the Code to the extent the Constituent Corporation Options qualified as incentive stock options prior to the Effective Time of the Mergers.


                                      ARTICLE 4

                           REPRESENTATIONS AND WARRANTIES
                           OF THE CONSTITUENT CORPORATIONS

     Each Constituent Corporation makes the following representations and warranties to and for the benefit of each of the other Constituent Corporations and UCB:

     4.1 AUTHORIZED AND OUTSTANDING SHARES OF CAPITAL STOCK. Schedule 4.1(a) sets forth the number of shares of Common Stock and Preferred Stock of WVI, Aviator, Bayhawk, and Mile High that is authorized and outstanding and subject to options, respectively, as of the date hereof. All of the issued and outstanding shares are, and as of the Closing Date will be, validly issued, fully paid and non-assessable. A list of all of the holders who beneficially own in excess of five percent (5%) of the outstanding shares of Common Stock and Preferred Stock of each of the Constituent Corporations, indicating the number of shares of Common Stock and Preferred Stock, respectively, owned by each such holder on the date hereof and to be owned by each such holder after the Consolidation, is set forth on Schedule 4.1(b). Except as set forth on Schedule 4.1(a), (i) there is no existing option, warrant, call, commitment or other agreement to which any Constituent Corporation is a party requiring, and there are no convertible securities of any Constituent Corporation outstanding which upon conversion would require, the issuance of any additional share of Stock of any Constituent Corporation or other securities convertible into shares of equity securities of any Constituent Corporation, and (ii) there are no agreements to which any

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Constituent Corporation is a party or, to the best knowledge of any Constituent
Corporation, to which such Constituent Corporation is not a party, in each case, among, between or with any of the stockholders of any Constituent Corporation with respect to the voting or transfer of the Stock of the Constituent Corporations or with respect to any other aspect of any Constituent Corporation's affairs. Schedule 4.1(a) sets forth complete, correct and accurate statements of the option terms, exercise price and identity of the optionee with respect to each outstanding stock option or other stock incentive of each of the Constituent Corporations. There are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of Stock by any Constituent Corporation, other than pursuant to the Investment Agreement.

     4.2 AUTHORIZATION AND ISSUANCE OF EQUITY SECURITIES. UCB shall take all necessary corporate action to duly authorize the issuance of the UCB Common Stock hereunder. Upon delivery to the holders of Constituent Corporation Stock certificates therefor in accordance with the terms hereof, the UCB Common Stock to be issued to the holders of Constituent Corporation Stock hereunder will be validly issued and fully paid and nonassessable, free and clear of all Liens and preemptive rights.

     4.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by each of the Constituent Corporations of this Agreement, the Consolidation, and all instruments and documents to be delivered by each Constituent Corporation hereunder, and the consummation of the other transactions contemplated by any of the foregoing (collectively referred to as the "Transactions"): (i) are within each Constituent Corporation's corporate power; (ii) have been duly authorized by all necessary or proper corporate action on the part of each Constituent Corporation (except for shareholder approval); (iii) are not in contravention of any provision of each Constituent Corporation's certificates or articles of incorporation or bylaws;
(iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which each Constituent Corporation is a party or by which each Constituent Corporation or any of its respective property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of the Consolidated Corporation; and (vii) except for the filings described on Schedule 4.5 hereto, do not require the consent or approval of, or any filing with, any governmental authority or any other Person. This Agreement has been duly executed and delivered by each Constituent Corporation and constitutes a legal, valid and binding obligation of each Constituent Corporation, enforceable against it in accordance with its terms. This Agreement has been duly executed and delivered by the Constituent Corporations, and is a legal, valid and binding obligation of each Constituent Corporation to the extent it is a party thereto, enforceable against it in accordance with its terms.


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

                                      ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES OF UCB

     UCB makes the following representations and warranties to and for the benefit of each of the Constituent Corporations:

     5.1 ORGANIZATION. UCB is a corporation duly organized and validly existing under the laws of the State of Delaware. UCB has not filed articles of dissolution and no corporate action to dissolve UCB has been taken. Complete and correct copies as of the date hereof of the certificate of incorporation and bylaws of UCB have been delivered to the Constituent Corporations.

     5.2 CAPITALIZATION. The authorized capital stock of UCB consists of 25 million shares of Common Stock, par value $0.001 per share, 100 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by United Breweries of America, Inc. When issued in compliance with this Agreement, the shares of UCB Common Stock received by the holders of Constituent Corporation Stock will be validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances.

     5.3  AUTHORITY RELATIVE TO THIS AGREEMENT.

          5.3.1 UCB has the corporate power to enter into this Agreement and to carry out its obligations hereunder.

          5.3.2 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole shareholder, and no other corporate proceedings on the part of UCB are necessary to authorize this Agreement and the transactions contemplated hereby.

          5.3.3 This Agreement constitutes a valid and binding obligation of UCB, enforceable against UCB in accordance with its terms except as enforcement may be limited to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

          5.3.4 UCB is not subject to or obligated under any charter or bylaw provision which would be breached or violated by its executing and carrying out this Agreement.

     5.4 UCB ACTION. The Board of Directors of UCB (at a meeting duly called and held) has by the requisite vote of all Directors present (i) determined that the Mergers and the Consolidation are advisable and in the best interest of UCB and (ii) approved the Mergers in accordance with the provisions of the DGCL.

                                      ARTICLE 6

                                CONDITIONS OF CLOSING

     The obligations of each of the Constituent Corporations to effect the Mergers and the Consolidation shall be subject to the fulfillment of the following conditions:

     6.1 STOCKHOLDER APPROVAL. This Agreement, the Mergers, and the other transactions contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the holders of the Common Stock of each of the Constituent Corporations entitled to vote thereon.

     6.2 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of each Constituent Corporation contained in Article 4 and UCB in
Article 5 shall have been true in all material respects when made and shall be true in all material respects on and as of the Effective Time as if made on and as of such date.

     6.3 CERTIFICATES. Each of the Constituent Corporations shall have delivered to each of the other Constituent Corporations a certificate, dated as of the Closing, signed by the President of each such Constituent Corporation certifying as to the fulfillment of the conditions specified in this Article 6.

     6.4 REGULATORY AND OTHER APPROVALS. All regulatory approvals and consents, including those of the U.S. Bureau of Alcohol, Tobacco & Firearms and state liquor authorities, required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods, if any, shall have expired, and all other material consents or approvals of any third party required in connection with the consummation of the Mergers shall have been obtained.

     6.5 FORM S-4. The registration statement on Form S-4 (the "Proxy Statement/Prospectus") covering the UCB Common Stock to be issued in connection with the Mergers and filed with the SEC shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Proxy Statement/Prospectus shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     6.6 NO INJUNCTIONS OR RESTRAINTS. No order, injunction, or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated by this Agreement shall be in effect.

     6.7 DISSENTERS' RIGHTS. Holders of no more than that number of shares of stock of any Constituent Corporation which equals an aggregate of 10% of all outstanding shares of stock in such Constituent Corporation shall have validly exercised and not withdrawn appraisal rights under the DGCL or OBCA, as applicable; provided, however, that none of the Constituent Corporations shall assert this condition unless UBA has indicated that it will not close the purchase of UCB Common Stock under the Investment Agreement by asserting non-fulfillment of the condition in Section 6.1(m) of the Investment Agreement on the basis that an unacceptably high number of Constituent Corporation Shareholders have exercised dissenters' rights under the OBCA or the DGCC, as applicable.

     6.8 COMPLIANCE WITH THE SECURITIES ACT. The Constituent Corporations shall use their commercially reasonable efforts to cause each person who is an "affiliate" as that term is used in paragraphs (c) and (d) of Rule 145 of the Securities Act, of the Constituent Corporations (such person are identified on Schedule 6.8 to this Agreement) to deliver to UCB at or prior to the Effective Time a written agreement, substantially in the form of Exhibit 6.8 hereto, to the effect that such affiliate will not offer to sell, transfer, or otherwise dispose of any shares of UCB Common Stock issued in the Consolidation, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145 under the Securities Act or in a transaction, which, in the opinion of legal counsel satisfactory to UCB, is exempt from the registration requirements of the Securities Act.

                                      ARTICLE 7

                              TERMINATION AND AMENDMENT

     7.1 TERMINATION. This Agreement may be terminated by the parties hereto upon written consent of the parties at any time prior to the Effective Time.

     7.2 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of the Constituent Corporations or UCB. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                      ARTICLE 8

                                     DEFINITIONS

     "Acquisition Subsidiary Stock" shall have the meaning ascribed to it in
Section 3.1 of this Agreement.

     "Articles of Merger" shall have the meaning ascribed to it in Section 1.1 of this Agreement.

     "Certificates" shall have the meaning ascribed to it in Section 3.4(c) of this Agreement.

     "Certificates of Merger" shall have the meaning ascribed to it in Section
1.2 of this Agreement.

     "Closing" shall have the meaning ascribed to it in Section 1.3 of this Agreement.

     "Code" shall have the meaning ascribed to it in Recital E of this Agreement.

     "Consolidation" shall have the meaning ascribed to it in Recital B of this Agreement.

     "Constituent Corporations" shall have the meaning ascribed to it in the first paragraph of this Agreement.

     "Constituent Corporation Option" shall have the meaning ascribed to it in
Section 3.6(a) of this Agreement.

     "Constituent Corporation Stock" shall have the meaning ascribed to it in
Section 3.1 of this Agreement.

     "DGCL" shall have the meaning ascribed to it in Section 1.1 of this Agreement.

     "Dissenting Shareholders" shall have the meaning ascribed to it in Section
3.3 of this Agreement.

     "Effective Time" shall have the meaning ascribed to it in Section 1.2 of this Agreement.

     "Exchange Agent" shall have the meaning ascribed to it in Section 3.4(a) of this Agreement.

     "Exchange Fund" shall have the meaning ascribed to it in Section 3.4(a) of this Agreement.

     "Exchange Ratios" shall have the meaning ascribed to it Recital B of this Agreement.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

     "Investment Agreement" shall have the meaning ascribed to it in Recital A of this Agreement.

     "IRS" shall mean the Internal Revenue Service, or any successor thereto.

     "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Merger" shall have the meaning ascribed to it in Recital B of this Agreement.

     "OBCA" shall have the meaning ascribed to it in Section 1.1 of this Agreement.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Surviving Corporations" shall have the meaning ascribed to it in Section
1.1 of this Agreement.

     "UCB" shall have the meaning ascribed to it in the first paragraph of this Agreement.

     "UCB Acquisition Subsidiaries" shall have the meaning ascribed to it in the first paragraph of this Agreement.

     "UCB Option" shall have the meaning ascribed to it in Section 3.6(a) of this Agreement.

     "UCB Common Stock" shall have the meaning ascribed to it in Recital B of this Agreement.

                                      ARTICLE 9

                                    MISCELLANEOUS

     9.1 NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whatever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

               IF TO NOR'WESTER AT:
               Nor'Wester Brewing Company,
               66 S.E. Morrison Street
               Portland, OR 97214
               Attention:  James W. Bernau
               Telecopy Number:  (503) 232-2363

               WITH A COPY TO:
               Jack W. Schifferdecker, Jr.
               Ater Wynne Hewitt Dodson & Skerritt
               222 S.W. Columbia, Suite 1800
               Portland, OR 97201
               Telecopy Number:  (503) 226-0079

               IF TO WVI AT:
               Willamette Valley, Inc.
               Microbreweries Across America
               66 S.E. Morrison Street
               Portland, OR 97214
               Attention:  James W. Bernau
               Telecopy Number:  (503) 232-2363

               WITH A COPY TO:
               Gordon R. Hanna
               Donaldson, Albert, Tweet,
               Connolly, Hanna & Muniz
               340 Vista Avenue, Suite 310
               P.O. Box 968
               Salem, OR 97308

               IF TO AVIATOR ALES, INC. AT:
               Aviator Ales, Inc.
               14316 NE 203rd Street
               Woodinville, Washington 98072
               Attention:  Dusty Wyant
               Telecopy Number:  (206) 487-0847

               WITH A COPY TO:
               Willamette Valley, Inc.
               Microbreweries Across America
               c/o Gordon R. Hanna
               Donaldson, Albert, Tweet,
               Connolly, Hanna & Muniz
               340 Vista Avenue, Suite 310
               P.O. Box 968
               Salem, OR 97308

               and

               Willamette Valley, Inc.
               Microbreweries Across America
               66 S.E. Morrison Street
               Portland, OR 97214
               Attention:  James W. Bernau

               Telecopy Number:  (503) 232-2363

               IF TO BAYHAWK ALES, INC. AT:
               Bayhawk Ales, Inc.
               2000 Main Street - Suite A
               Irvine, CA 92714
               Attention: David Voorhies
               Telecopy Number: (714) 442-7566

               WITH A COPY TO:
               Willamette Valley, Inc.
               Microbreweries Across America
               c/o Gordon R. Hanna
               Donaldson, Albert, Tweet,
               Connolly, Hanna & Muniz
               340 Vista Avenue, Suite 310
               P.O. Box 968
               Salem, OR 97308

               and

               Willamette Valley, Inc.
               Microbreweries Across America
               66 S.E. Morrison Street
               Portland, OR 97214
               Attention:  James W. Bernau
               Telecopy Number:  (503) 232-2363

               IF TO MILE HIGH BREWING COMPANY AT:
               Mile High Brewing Company
               2401 Blake Street
               Denver, CO 80205
               Attention: John Carter
               Telecopy Number: (303) 299-9192

               WITH A COPY TO:
               Willamette Valley, Inc.
               Microbreweries Across America
               c/o Gordon R. Hanna
               Donaldson, Albert, Tweet,
               Connolly, Hanna & Muniz
               340 Vista Avenue, Suite 310
               P.O. Box 968
               Salem, OR 97308

               and

               Willamette Valley, Inc.
               Microbreweries Across America
               66 S.E. Morrison Street
               Portland, OR 97214
               Attention:  James W. Bernau
               Telecopy Number:  (503) 232-2363

               IF TO UNITED CRAFT BREWERS, INC. AT:
               United Breweries of America, Inc.
               One Harbor Drive, Suite 102
               Sausalito, CA 94965
               Attention:  Vijay Mallya
               Telecopy Number:  (415) 289-1409

               WITH A COPY TO:
               Alan Talkington
               Orrick, Herrington & Sutcliffe LLP
               Old Federal Reserve Building
               400 Sansome Street
               San Francisco, CA 94111
               Telecopy Number:  (415) 773-5759

          The parties agree to send such notices to such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited, with the United States mail.

     9.2 BINDING EFFECT; BENEFITS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing is this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

     9.3 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Oregon, without regard to the principles thereof regarding conflict of laws. Each party to this Agreement hereby consents to service of process in Multnomah County, Oregon and hereby agrees that all disputes relating to or arising under this Agreement shall be the jurisdiction of the state and federal courts located in Multnomah County, Oregon.

     9.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     9.5 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

     9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     9.7 ENTIRE AGREEMENT. This Agreement and the other documents contemplated by the Consolidation constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they are related in any way to the subject matter hereof.

     9.8 FEES AND EXPENSES. Each of the parties hereto shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that all costs and expenses (including legal fees and expenses) incurred by UCB in connection with the Consolidation shall be reimbursed by Nor'Wester, or alternatively, UCB may use funds from the bridge loans made pursuant to the Investment Agreement to pay such costs and expenses.

     9.9 EXHIBITS AND SCHEDULES. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     9.10 CONSTRUCTION. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. If either party has breached any representation, warranty or covenant contained herein in any respect, the existence of another representation, warranty or covenant related to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the breach of the former representation, warranty or covenant.

     References of this Agreement shall mean this Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

     IN WITNESS WHEREOF, UCB, Nor'Wester, Aviator, Bayhawk, Mile High, and WVI have executed this Agreement as of the day and year first above written.


UNITED CRAFT BREWERS, INC.,        NOR'WESTER BREWING COMPANY, INC.,
  a Delaware corporation             a Oregon corporation

By:  /s/ Vijay Mallya              By:  /s/ James W. Bernau
    --------------------------         --------------------------
Name:  Vijay Mallya                Name:  James W. Bernau
Its:  Chairman and Chief           Its:  President
Executive Officer



AVIATOR ALES, INC.,                BAYHAWK ALES, INC.,
  a Delaware corporation             a Delaware corporation

By:  /s/ James W. Bernau           By:  /s/ James W. Bernau
    --------------------------         --------------------------
Name:  James W. Bernau             Name:  James W. Bernau
Its:  President                    Its:  President




MILE HIGH BREWING COMPANY,         WILLAMETTE VALLEY, INC.
  a Delaware corporation           MICROBREWERIES ACROSS AMERICA,

                                     a Oregon corporation

By:  /s/ James W. Bernau           By:  /s/ James W. Bernau
    --------------------------         --------------------------
Name:  James W. Bernau             Name:  James W. Bernau
Its:  President                    Its:  President

                                  TABLE OF CONTENTS

                                      ARTICLE 1

                                  THE CONSOLIDATION

1.1 THE MERGERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.2 EFFECTIVE TIME.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.3 CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.4 ACTION BY UBC ACQUISITION SUBSIDIARIES.. . . . . . . . . . . . . . . .   3

                                      ARTICLE 2

                                 TERMS OF THE MERGERS

2.1 EFFECTS OF THE MERGERS.. . . . . . . . . . . . . . . . . . . . . . . .   3
2.2 ARTICLES OF INCORPORATION AND BYLAWS.. . . . . . . . . . . . . . . . .   3
2.3 DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.4 OFFICERS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                      ARTICLE 3

                         MERGER CONSIDERATION; CONVERSION OR
                         CANCELLATION OF SHARES IN THE MERGER

3.1 MANNER OF CONVERTING SHARES. . . . . . . . . . . . . . . . . . . . . .   4
3.2 CANCELLATION OF STOCK. . . . . . . . . . . . . . . . . . . . . . . . .   5
3.3 SHARES OF DISSENTING STOCKHOLDERS. . . . . . . . . . . . . . . . . . .   5
3.4 EXCHANGE OF CERTIFICATES.. . . . . . . . . . . . . . . . . . . . . . .   5
3.5 FRACTIONAL SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
3.6 CONSTITUENT CORPORATION STOCK OPTION PLANS.. . . . . . . . . . . . . .   6

                                      ARTICLE 4

                           REPRESENTATIONS AND WARRANTIES
                           OF THE CONSTITUENT CORPORATIONS

4.1 AUTHORIZED AND OUTSTANDING SHARES OF CAPITAL STOCK.. . . . . . . . . .   7
4.2 AUTHORIZATION AND ISSUANCE OF EQUITY SECURITIES. . . . . . . . . . . .   8
4.3 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. . . . . . . .   8

                                      ARTICLE 5

                        REPRESENTATIONS AND WARRANTIES OF UCB

5.1 ORGANIZATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.2 CAPITALIZATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
5.3 AUTHORITY RELATIVE TO THIS AGREEMENT.. . . . . . . . . . . . . . . . .   9
5.4 UCB ACTION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                      ARTICLE 6

                                CONDITIONS OF CLOSING

6.1 STOCKHOLDER APPROVAL.. . . . . . . . . . . . . . . . . . . . . . . . .  10
6.2 REPRESENTATIONS AND WARRANTIES TRUE. . . . . . . . . . . . . . . . . .  10
6.3 CERTIFICATES.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
6.4 REGULATORY AND OTHER APPROVALS.. . . . . . . . . . . . . . . . . . . .  10
6.5 FORM S-4.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
6.6 NO INJUNCTIONS OR RESTRAINTS.. . . . . . . . . . . . . . . . . . . . .  10
6.7 DISSENTERS' RIGHTS.. . . . . . . . . . . . . . . . . . . . . . . . . .  10
6.8 COMPLIANCE WITH THE SECURITIES ACT.. . . . . . . . . . . . . . . . . .  11

                                      ARTICLE 7

                              TERMINATION AND AMENDMENT

7.1 TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
7.2 AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                      ARTICLE 8

                                     DEFINITIONS . . . . . . . . . . . . .  11

                                      ARTICLE 9

                                    MISCELLANEOUS

9.1 NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
9.2 BINDING EFFECT; BENEFITS.. . . . . . . . . . . . . . . . . . . . . . .  16
9.3 APPLICABLE LAW.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
9.4 SECTION AND OTHER HEADINGS.. . . . . . . . . . . . . . . . . . . . . .  17
9.5 SEVERABILITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
9.6 COUNTERPARTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
9.7 ENTIRE AGREEMENT.. . . . . . . . . . . . . . . . . . . . . . . . . . .  17
9.8 FEES AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . .  17
9.9 EXHIBITS AND SCHEDULES.. . . . . . . . . . . . . . . . . . . . . . . .  17
9.10 CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ii - TABLE OF CONTENTS

                                  TABLE OF CONTENTS
                                      SCHEDULES


                                  SCHEDULE 4.1(a)*

                  AUTHORIZED AND OUTSTANDING SHARES OF CAPITAL STOCK
                             OF CONSTITUENT CORPORATIONS

                                  SCHEDULE 4.1(b)*

                  LIST OF BENEFICIAL HOLDERS OF 5% OR MORE OF SHARES
                           OF EACH CONSTITUENT CORPORATION

                                   SCHEDULE 6.8*

                    LIST OF AFFILIATES OF CONSTITUENT CORPORATIONS


                                     EXHIBITS*




















* These Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-B.


iii - TABLE OF CONTENTS